Exhibit 99.4

LETTER OF TRANSMITTAL AND ELECTION FORM

TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF $1.00 CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE (THE “TITAN PREFERRED STOCK”), OF THE TITAN CORPORATION (“TITAN”) PURSUANT TO THE REDEMPTION (OR PRIOR CONVERSION BY THE HOLDER (THE “HOLDER”)) OF SUCH SHARES AS CONTEMPLATED IN THE ACCOMPANYING NOTICE OF REDEMPTION DATED FEBRUARY     , 2004 (THE “NOTICE”).

IN ORDER TO CONVERT TITAN PREFERRED STOCK INTO COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF TITAN (THE “TITAN COMMON STOCK”), A PROPERLY EXECUTED LETTER OF TRANSMITTAL AND ELECTION FORM ALONG WITH THE TITAN PREFERRED STOCK CERTIFICATES COVERED THEREBY, OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES, MUST BE RECEIVED BY THE PAYMENT AND EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MARCH 15, 2004 (THE “REDEMPTION DATE”).

HOLDERS OF TITAN PREFERRED STOCK EFFECTING A VALID CONVERSION WILL RECEIVE CERTIFICATES REPRESENTING TITAN COMMON STOCK UNLESS SUCH HOLDER MAKES A VALID ELECTION TO RECEIVE, IN LIEU OF DELIVERY OF SUCH CERTIFICATE, CERTAIN CONSIDERATION TO BE RECEIVED BY TITAN COMMON STOCKHOLDERS UPON COMPLETION OF THE MERGER (THE “MERGER”) OF TITAN WITH A WHOLLY-OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION (“LOCKHEED MARTIN”).

BY MAKING AN ELECTION WITH RESPECT TO MERGER CONSIDERATION, A HOLDER SHALL HAVE WAIVED APPRAISAL RIGHTS RELATING TO THE MERGER UNDER THE DELAWARE GENERAL CORPORATION LAW (“DGCL”), AS DESCRIBED IN THE NOTICE AND ACCOMPANYING PROXY STATEMENT/PROSPECTUS UNDER “THE MERGER – DISSENTERS’ RIGHTS.”

A TITAN COMMON STOCKHOLDER, INCLUDING, FOR PURPOSES OF THIS LETTER OF TRANSMITTAL AND ELECTION FORM, ANY HOLDER PROPERLY CONVERTING TITAN PREFERRED STOCK INTO TITAN COMMON STOCK, THAT FAILS TO TIMELY MAKE AN ELECTION OF SUCH HOLDER’S DESIRED FORM OF MERGER CONSIDERATION, OR THAT MAKES AN INEFFECTIVE ELECTION, AS DETERMINED IN THE SOLE DISCRETION OF LOCKHEED MARTIN, WHICH IT MAY DELEGATE IN WHOLE OR IN PART TO THE PAYMENT AND EXCHANGE AGENT, AND THAT OTHERWISE FAILS TO PERFECT APPRAISAL RIGHTS UNDER THE DGCL, WILL, UPON THE EFFECTIVE TIME OF THE MERGER, RECEIVE A COMBINATION OF CASH FOR 50% OF SUCH HOLDER’S TITAN COMMON STOCK AND LOCKHEED MARTIN COMMON STOCK FOR THE REMAINING 50% OF SUCH HOLDER’S TITAN COMMON STOCK AS DESCRIBED BELOW.

ALL ELECTIONS WILL BECOME IRREVOCABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE REDEMPTION DATE. ONCE A HOLDER DELIVERS A LETTER OF TRANSMITTAL AND ELECTION FORM MAKING AN ELECTION OF SUCH HOLDER’S DESIRED FORM OF MERGER CONSIDERATION, SUCH HOLDER MAY NOT SELL, TRANSFER OR OTHERWISE DISPOSE OF THE TITAN PREFERRED STOCK COVERED THEREBY OR ANY TITAN COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH TITAN PREFERRED STOCK.

To: EquiServe Trust Company, N.A. (“EquiServe”), as Payment and Exchange Agent (Telephone: (800) 251-4215)*

By Mail:	By Hand:	By Overnight Delivery:	By Facsimile Transmission**:
EquiServe Corporate Actions Post Office Box 43025 Providence, RI 02940-3025	Securities Transfer & Reporting c/o EquiServe Trust 100 Williams Street, Galleria New York, NY 10038	The Colbent Corp. Attn: EquiServe/ Titan 161 Baystate Road Braintree, MA 02184	EquiServe (781) 380-3388 Confirm by telephone (781) 843-1833

*	Deliveries made to an address other than any of the addresses stated above will not be acceptable and EquiServe will not be responsible therefor.

**	Deliveries of this Letter of Transmittal and Election Form and, if applicable, a guarantee of delivery of a certificate of Titan Preferred Stock via facsimile are acceptable; however, for a conversion and election of merger consideration to be effective, timely delivery of the related certificates of Titan Preferred Stock must be made by mail, hand or overnight delivery.

Ladies and Gentlemen:

As more fully set forth in the Notice, receipt of which is hereby acknowledged, Titan has called for redemption all outstanding shares of Titan Preferred Stock. At 5:00 p.m., New York City time, on the Redemption Date, Titan will redeem all outstanding Titan Preferred Stock, out of legally available funds, at a price of $20.00 per share, plus accrued and unpaid dividends for the period commencing on March 6, 2003 and ending on and including the Redemption Date of $0.03 per share, without interest, for an aggregate redemption price of $20.03 per share (the “Redemption Price”). Outstanding Titan Preferred Stock will be automatically redeemed unless validly converted by the Holder thereof into shares of Titan Common Stock prior to 5:00 p.m., New York City time, on the Redemption Date.

Pursuant to Titan’s Restated Certificate of Incorporation, each share of Titan Preferred Stock is convertible into 0.781 shares of Titan Common Stock. No payment or adjustment shall be made by Titan on account of any dividends due or accumulated on any Titan Preferred Stock surrendered for conversion. No fractional shares of Titan Common Stock will be issued upon conversion of Titan Preferred Stock. Instead, Holders converting their Titan Preferred Stock will be paid in cash such amount equaling the product of the fractional interest to which the Holder would have been entitled upon conversion, multiplied by the closing price per share of Titan Common Stock on the New York Stock Exchange on the date on which such Holder’s properly completed Letter of Transmittal and Election Form and certificates representing such Holder’s Titan Preferred Stock (the “Certificates”) or notice of guaranteed delivery thereof are delivered to the Payment and Exchange Agent for conversion. The undersigned hereby acknowledges that it has carefully reviewed the Notice and the accompanying Proxy Statement/Prospectus (as defined below) in connection with the redemption of outstanding Titan Preferred Stock and any determination by the undersigned to convert such Titan Preferred Stock prior to the Redemption Date.

If applicable, the undersigned authorizes and instructs EquiServe, as Payment and Exchange Agent, promptly following the Redemption Date to receive, on behalf of the undersigned, any check representing the Redemption Price in exchange for the shares of Titan Preferred Stock represented by the Certificates surrendered for redemption by the undersigned. In the event the undersigned delivers a properly completed Letter of Transmittal and Election Form and surrenders the Certificates representing shares of Titan Preferred Stock for conversion, but such Holder does not make an election below of the form of merger consideration such Holder wishes to receive upon the Effective Time (as defined below) of the Merger, the Payment and Exchange Agent is hereby instructed to promptly issue and deliver to such Holder a certificate representing the shares of Titan Common Stock issuable upon conversion along with cash in lieu of any fractional share.

Unless otherwise indicated under Special Payment Instructions, please issue any check representing the Redemption Price payable by Titan and/or any certificate for shares of Titan Common Stock issued upon conversion, including cash paid in lieu of any fractional share, in the name of the undersigned, the registered Holder(s) of Titan Preferred Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check representing the Redemption Price payable by Titan and/or any certificate for shares of Titan Common Stock issued upon conversion along with cash in lieu of any fractional share to the undersigned, the registered Holder(s) of the Titan Preferred Stock at the address or addresses shown below.

As more fully set forth in the Notice and accompanying Proxy Statement/Prospectus dated February     , 2004 (the “Proxy Statement/Prospectus”) relating to the Merger of Titan with a wholly-owned subsidiary of Lockheed Martin, if the undersigned elects to convert any or all of its Titan Preferred Stock into Titan Common Stock prior to 5:00 p.m., New York City time, on the Redemption Date, the undersigned may, but is not required to make one of the following elections regarding the type of merger consideration the undersigned wishes to receive at the effective time of the Merger (the “Effective Time”) in exchange for the shares of Titan Common Stock issuable to the undersigned upon conversion: (1) a “cash election” of $22.00 in cash per share of Titan Common Stock, without interest; (2) a “stock election” for common stock, par value $1.00 per share, of Lockheed Martin Corporation (“Lockheed Martin Common Stock”) based on an exchange rate determined as described below; or (3) a “combination election” whereby 50% of such Holder’s shares of Titan Common Stock will be exchanged for cash and 50% of such Holder’s shares of Titan Common Stock will be exchanged for Lockheed Martin Common Stock based on the exchange rate, all as determined in accordance with Section 3.1 of the Agreement and Plan of Merger, dated September 15, 2003, as amended, by and among Lockheed Martin, LMC Sub One, Inc. (“LMC Sub One”) and Titan (the “Merger Agreement”). Subsequent to the signing of the Merger Agreement, LMC Sub One assigned its interests under the Merger Agreement to LMC LLC One, LLC (“LMC LLC One”), which is also a wholly-owned subsidiary of Lockheed Martin.

Only Holders of Titan Preferred Stock that effect a valid conversion are entitled to make an election regarding the form of consideration they wish to receive upon completion of the Merger. The right of Holders of Titan Preferred Stock to make an election regarding their desired form of merger consideration with respect to Titan Common Stock issuable upon conversion is further described in the Notice under “Election of Merger Consideration for Common Stock Issuable Upon Conversion” and in the accompanying Proxy Statement/Prospectus under “The Merger—Election and Election Procedures.”

Holders of Titan Preferred Stock that effect a valid conversion will promptly receive certificates representing the shares of Titan Common Stock issuable upon conversion unless such Holder makes a valid election, as set forth in Boxes (C), (D) and (E) below, to receive, in lieu of delivery of such certificate, such Holder’s desired form of merger consideration upon the Effective Time of the Merger. Holders that effect a valid conversion will promptly receive cash payable in lieu of any fractional share of Titan Common Stock, whether or not they make an election of the form of consideration that they wish to receive upon completion of the Merger.

Holders of Titan Preferred Stock seeking to convert such shares into Titan Common Stock and exercise appraisal rights in connection with the Merger should complete this Letter of Transmittal and Election Form requesting a certificate for their shares of Titan Common Stock issuable upon conversion and properly demand appraisal in accordance with Section 262 of the DGCL prior to March 16, 2004, the date of the special meeting at which the Merger will be considered. Holders intending to exercise appraisal rights must not make an election of the form of consideration that they wish to receive upon completion of the Merger. Holders intending to exercise appraisal rights as to their Titan Common Stock in the Merger are urged to review carefully the relevant provisions of the DGCL attached as Annex C to the accompanying Proxy Statement/Prospectus.

If a Holder of Titan Preferred Stock effects a valid conversion and receives Lockheed Martin Common Stock as consideration in the Merger, the number of shares of Lockheed Martin Common Stock that such Holder will receive for each share of Titan Common Stock in the Merger will be based on an exchange rate determined by dividing $22.00 by the Average Lockheed Martin Price. The “Average Lockheed Martin Price” means the average of the daily mean of the high and low sales prices per share of Lockheed Martin Common Stock for the ten trading days ending on the third trading day prior to, but not including, the Effective Time of the Merger. For purposes of determining the exchange rate, Titan and Lockheed Martin have agreed to upper and lower limits, or “collars,” on the Average Lockheed Martin Price of $58.00 and $46.00. As a result, even if the Average Lockheed Martin Price as so calculated exceeded $58.00, the parties would still use $58.00 in determining the exchange rate and the exchange rate would be fixed at 0.3793. Similarly, even if the Average Lockheed Martin Price as so calculated was less than $46.00, the parties would still use $46.00 in determining the exchange rate and the exchange rate would be fixed at 0.4783.

Under certain circumstances, Lockheed Martin has the right to increase the exchange rate of Lockheed Martin Common Stock to be delivered as merger consideration in connection with the Merger to the minimum extent necessary to make possible the delivery of the tax opinions required as closing conditions under the Merger Agreement, all as set forth in Section 3.1(h) of the Merger Agreement.

Under certain circumstances, Titan may cause LMC LLC One (as assignee of the rights of LMC Sub One, under the Merger Agreement) to be merged with and into Titan in a “reverse” merger, all as set forth in Section 3.1(h) of the Merger Agreement and as described under “The Merger — Material U.S. Federal Income Tax Consequences.” In such event, Titan will continue its existence under Delaware law as a wholly-owned subsidiary of Lockheed Martin.

Under the Merger Agreement, the number of shares of Titan Common Stock to be exchanged for cash in the Merger must be equal to 50% of the total number of shares of Titan Common Stock outstanding immediately prior to the Effective Time, excluding shares held by Titan Stockholders who have perfected dissenters’ rights or any shares held by Lockheed Martin or Titan. If, after the results of the elections are calculated, the number of shares of Titan Common Stock to be exchanged for cash exceeds this 50% threshold, the Payment and Exchange Agent will determine the number of Cash Election shares that must be reallocated as Stock Election shares in order to achieve the 50% threshold. After the Payment and Exchange Agent makes this determination, all Titan Stockholders who have made Cash Elections will, on a pro rata basis, have a portion of their Cash Election shares reallocated as Stock Election shares so that the total number of shares of Titan Common Stock to be exchanged for the right to receive cash will equal the 50% threshold.

No reallocation will occur if a Titan Stockholder has made a Cash Election but would receive fewer than 20 shares of Lockheed Martin Common Stock upon reallocation. Instead, the Cash Election shares of the remaining Titan Stockholders will be reallocated on a pro rata basis so that the 50% threshold is satisfied.

Similarly, the number of shares of Titan Common Stock to be exchanged for shares of Lockheed Martin Common Stock in the Merger also must satisfy the 50% threshold. If, after the results of the elections are calculated, the number of shares of Titan Common Stock to be exchanged for Lockheed Martin common stock exceeds this 50% threshold, the Payment and Exchange Agent will determine the number of Stock Election shares that must be reallocated as Cash Election shares in order to achieve the 50% threshold. After the Payment and Exchange Agent makes this determination, all Titan Stockholders who have made a Stock Election will, on a pro rata basis, have a portion of their Stock Election shares reallocated as Cash Election shares so that the total number of shares of Titan Common Stock to be exchanged for shares of Lockheed Martin Common Stock will equal the 50% threshold.

Under the Merger Agreement, in the event of a reallocation, each Titan Stockholder that beneficially owns shares of Titan Common Stock and/or whose affiliates beneficially own shares of Titan Common Stock, in more than one name or account, may specify to the Payment and Exchange Agent on this Letter of Transmittal and Election Form how to allocate the cash and the Lockheed Martin Common Stock issued in the Merger among the various accounts that such Titan Stockholder beneficially owns and, with the proper consent of such Holder’s affiliates, among the accounts beneficially owned by the Titan Stockholder and its affiliates.

Titan Stockholders that make a Combination Election will not be subject to the reallocation procedures described above.

After the reallocation procedure is completed, all Cash Election shares and 50% of the shares of Titan Common Stock which are subject to Combination Elections will be exchanged for cash consideration, and all Stock Election shares and 50% of the shares of Titan Common Stock that are subject to Combination Elections will be exchanged for the stock consideration. Stock certificates (or rights to receive such certificates as a result of an effective conversion of Titan Preferred Stock) previously evidencing shares of Titan Common Stock will, upon surrender, be exchanged for either the cash consideration, the stock consideration or a combination of cash and stock consideration multiplied in each case by the number of shares previously evidenced by the canceled certificate.

It is understood that the elections set forth below in Boxes (C), (D) and (E) of this Letter of Transmittal and Election Form are subject to the terms, conditions and limitations set forth in (i) the Proxy Statement/Prospectus, receipt of which is acknowledged by the undersigned, (ii) the Merger Agreement included as Annex A to the Proxy Statement/Prospectus, (iii) the Notice, and (iv) the accompanying Instructions. The undersigned understands that neither certificates nor scrip representing fractional shares of Lockheed Martin Common Stock will be issued in connection with the Merger, but in lieu thereof each Holder of Titan Common Stock, who otherwise would have been entitled to a fraction of a share of Lockheed Martin Common Stock, will be paid cash equal to the fractional portion of the closing price per share of Lockheed Martin Common Stock on the New York Stock Exchange on the trading day immediately preceding the Effective Time.

In the event the undersigned Holder delivers a properly completed Letter of Transmittal and Election Form and surrenders the Certificates converting any or all the shares of Titan Preferred Stock represented thereby, and makes an election of the form of merger consideration such Holder wishes to receive at the Effective Time of the Merger, the undersigned Holder hereby instructs the Payment and Exchange Agent to retain custody of the certificate representing the shares of Titan Common Stock issuable upon conversion until the Effective Time of the Merger. The undersigned also instructs the Payment and Exchange Agent, promptly following the Effective Time of the Merger, to surrender on behalf of the undersigned such certificates representing Titan Common Stock held in its custody and authorizes the Payment and Exchange Agent to receive on behalf of the undersigned, any check for the cash or any certificate for the shares of Lockheed Martin Common Stock issuable to the undersigned in the Merger.

Unless otherwise indicated under Special Payment Instructions, please issue any check representing cash payable by Lockheed Martin in the Merger, and/or any certificate for shares of Lockheed Martin Common Stock issued in the Merger, in the name of the undersigned, the registered Holder(s) of Titan Preferred Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check representing the cash payable by Lockheed Martin in the Merger and/or any certificate for shares of Lockheed Martin Common Stock issued in the Merger, to the undersigned, the registered Holder(s) of the Titan Preferred Stock at the address or addresses shown below. If you convert your Titan Preferred Stock into Titan Common Stock and make an election regarding your desired form of merger consideration and the Merger does not take place for any reason, the Payment and Exchange Agent will promptly deliver certificates representing the shares of Titan Common Stock issuable upon conversion of your Titan Preferred Stock to you pursuant to your instructions herein.

The undersigned hereby surrenders the certificates listed below (the “Certificates”) representing Titan Preferred Stock (or, if such Certificates are not surrendered herewith, the delivery of such Certificates is guaranteed as provided in Instruction E(3) below).

DESCRIPTION OF CERTIFICATES (Please fill in. Attach separate schedule if needed.)

Name(s) and Address of Registered Holder(s) (If there is any error in the name or address shown below, please make the necessary corrections.)	Certificate No(s).	Number of Shares of Preferred Stock

TOTAL SHARES

CONVERSION OF TITAN PREFERRED STOCK

The undersigned has indicated the number of shares of Titan Preferred Stock, if any, to be converted into Titan Common Stock with respect to the surrender of the Certificates or a guarantee of delivery thereof by checking one or both of Boxes (A) and (B) set forth below. If Certificates are not delivered herewith, there is furnished below a guarantee of delivery of such Certificates for shares of Titan Preferred Stock from a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

Conversion of Titan Preferred Stock. You may check one or both Boxes (A) and (B) below:

To Convert Titan Preferred Stock

Box (A)	☐ By checking this box, the undersigned hereby converts each share of Titan Preferred Stock held thereby and set forth immediately below into 0.781 shares of Titan Common Stock, and, subject to the terms of the Notice and this Letter of Transmittal and Election Form, hereby accepts 0.781 shares of Titan Common Stock for each such share of Titan Preferred Stock.

	Number of Shares of Titan Preferred Stock Represented by the Certificates(s) to be Converted into Titan Common Stock:	___________***

***In the event the undersigned checks Box (A) but does not designate a specific number of shares of Titan Preferred Stock to be converted, ALL of the Titan Preferred Stock represented by the Certificates set forth above shall be deemed for all purposes to be converted into Titan Common Stock. In the event the undersigned checks Box (A) and the number of shares of Titan Preferred Stock represented by the Certificates exceeds the number of shares of Titan Preferred Stock to be converted into Titan Common Stock, the undersigned shall be deemed for all purposes to have also checked Box (B) and to have thereby indicated such Holder’s intent to have the remaining shares of Titan Preferred Stock redeemed by the Company.

To Submit Titan Preferred Stock for Redemption

Box (B)	☐ By checking this box, the undersigned has determined not to convert the Titan Preferred Stock held thereby and represented by the Certificates, except for any shares of Titan Preferred Stock so designated in Box (A) above. The undersigned acknowledges that any Titan Preferred Stock represented by the Certificates that is not identified in Box (A) shall be redeemed by Titan at the Redemption Price, and the undersigned hereby accepts the Redemption Price for each such share of Preferred Stock.

IMPORTANT:  Holders of Titan Preferred Stock that deliver an executed Letter of Transmittal and Election Form and surrender Certificates representing their Titan Preferred Stock but fail to check either Box (A) or Box (B) above shall be deemed to have surrendered their Titan Preferred Stock for redemption and shall receive payment of the Redemption Price for all such shares promptly following the Redemption Date.

ELECTION OF MERGER CONSIDERATION FOR TITAN COMMON STOCK ISSUABLE UPON CONVERSION

IF YOU HAVE CONVERTED ANY OR ALL OF YOUR TITAN PREFERRED STOCK BY CHECKING BOX (A) ABOVE PLEASE READ THE STATEMENT BELOW REGARDING YOUR ELECTION OF MERGER CONSIDERATION. IF YOU DID NOT CHECK BOX (A) ABOVE TO CONVERT YOUR TITAN PREFERRED STOCK INTO TITAN COMMON STOCK, YOU ARE NOT ELIGIBLE TO MAKE AN ELECTION AS TO SUCH SHARES AND WILL ONLY RECEIVE THE REDEMPTION PRICE PAYABLE WITH RESPECT TO SUCH SHARES.

To convert your Titan Preferred Stock and make an election of your desired form of merger consideration, a properly executed Letter of Transmittal and Election Form, along with the Certificates covered thereby or a guarantee of delivery of such Certificates, must be received by the Payment and Exchange Agent prior to 5:00 p.m. New York City time, on the Redemption Date. If a Titan Stockholder elects to convert any or all shares of Titan Preferred Stock represented by the Certificates but does not make an effective election below, as determined, in the sole discretion of Lockheed Martin, which it may delegate in whole or in part to the Payment and Exchange Agent, and such Holder does not otherwise perfect appraisal rights as to such shares, such Titan Stockholder will, upon the Effective Time of the Merger, and following surrender of the certificates representing the shares of Titan Common Stock issuable upon conversion, receive a combination of cash for 50% of the shares of such Holder’s Titan Common Stock issuable upon conversion and shares of Lockheed Martin for the remaining 50% of such shares of Titan Common Stock issuable upon conversion. Following the Effective Time of the Merger, Lockheed Martin will provide holders of Titan Common Stock that have not timely made a valid election with instructions on how to surrender their Titan Common Stock Certificates and receive payment of the merger consideration.

Type of Election (See Instructions B, C, D and E) (Please check one box ONLY)

Box (C)	☐	Cash Election
Box (D)	☐	Stock Election
Box (E)	☐	Combination Election

IMPORTANT:  Any Cash Election or Stock Election is subject to the reallocation procedures set forth in the Merger Agreement and described herein and in the Proxy Statement/Prospectus. As described herein, you may choose to leave the election form above blank. Holders that do not make an election of their desired form of merger consideration shall receive certificates representing the shares of Titan Common Stock issuable upon conversion of such shares of Titan Preferred Stock indicated in Box (A) above, and, unless such Holder perfects appraisal rights as to such shares, will be deemed to have made a Combination Election if the Merger is completed. Holders converting their Titan Preferred Stock pursuant to Box (A) above that intend to exercise appraisal rights in connection with the Merger must not indicate in Boxes (C), (D) or (E) above the form of merger consideration that they wish to receive upon completion of the Merger.

ALLOCATION AMONG RELATED ACCOUNTS INSTRUCTIONS

(see Instruction E(5))

To be completed ONLY if (1) you and your affiliates own, or upon effective conversion of Titan Preferred Stock will own, of record shares of Titan Common Stock in more than one name or through different nominees and (2) you and/or your affiliates wish to specify your preference for the allocation of cash and Lockheed Martin Common Stock among those accounts in the event that the merger consideration is reallocated in accordance with the reallocation procedures.

Order in which aggregate allocated merger consideration will be used to satisfy specified election	Name(s) and address(es) of registered owner(s) (Please fill in exactly as name(s) appear(s) on the certificates)	Certificate Number	Number of shares represented by each certificate
1
2
3
4
5

SPECIAL PAYMENT INSTRUCTIONS (see Instructions E(8) and E(10))	SPECIAL DELIVERY INSTRUCTIONS (see Instruction E(9))

To be completed ONLY if the check(s) representing the Redemption Price or cash in lieu of any fractional share of Titan Common Stock payable by Titan or cash payable by Lockheed Martin in the Merger are to be made payable to or the certificates for shares of Titan Common Stock issued upon conversion or Lockheed Martin Common Stock issued in the Merger are to be registered in the name of someone other than the registered Holder(s) of Titan Preferred Stock.	To be completed only if the check(s) representing the Redemption Price or cash in lieu of any fractional share of Titan Common Stock payable by Titan or cash payable by Lockheed Martin in the Merger are to be made payable to or the certificates for shares of Titan Common Stock issued upon conversion or Lockheed Martin Common Stock issued in the Merger are to be issued in the name of the registered Holder(s) of Titan Preferred Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder(s) set forth below.

Name(s)	Name(s)

(Please Print)	(Please Print)

Address

Address
(Including Zip Code)

(Tax Identification or Social Security Number)	(Including Zip Code)

Sign here and, if required, have signatures guaranteed

(See Instruction E(3) concerning signature guarantee)

Name(s)
(Please Print)

Name(s)
(Please Print)

Name(s)
(Signature(s) of Owner(s))	(Please Print)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on Certificate(s) representing Titan Preferred Stock or by person(s) authorized to become registered Holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, set forth full title and see Instruction E(3).	Address (Daytime Area Code and Telephone Number)

Medallion Signature(s) Guaranteed: See Instruction E(3)	(Tax Identification or Social Security Number)

(Authorized Signature)	Dated: , 2004

GUARANTEE OF DELIVERY

(To be used only if certificates are not surrendered herewith)

The undersigned is:

a member of a registered national securities exchange; or	Firm—(Please Print)

a member of the National Association of Securities Dealers, Inc.; or	(Authorized Signature)

a commercial bank or trust company having an office or correspondent in the United States;

and guarantees to deliver to the Payment and Exchange Agent the Certificates for shares of Titan Preferred Stock to which this Letter of Transmittal and Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Titan, prior to 5:00 P.M., New York City time, on the third business day after the Redemption Date.	(Address)
(Area Code and Telephone Number)

IMPORTANT TAX INFORMATION

Please provide your name and social security or other taxpayer identification number on the substitute form W-9 in the W-9 Box below and certify therein that you are not subject to backup withholding. Failure to do so may subject you to 28% federal backup withholding. See Instruction E (13) for instructions concerning the completion of the Substitute Form W-9 below.

	SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 - Please provide your name and correct TIN in the spaces at the right and certify by signing and dating below.		Name Social Security Number - - OR Employer Identification Number -
	Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 2 - Check this box ☐ if you are awaiting your TIN.
CERTIFICATION - Under the penalties of perjury, I certify that:

W-9 Box		(1)	The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2)

I am not subject to backup withholding under the provisions of the Internal Revenue Code because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

		(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (2).

			Signature:	Date :

If you checked the box in part 2 of the W-9 Box above, you must complete the Awaiting TIN Box.

CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER

Awaiting TIN Box ☐

I certify under penalties of perjury that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that 28% of all reportable payments made to me may be withheld until I provide a TIN.

	Signature:	Date:

INSTRUCTIONS

A.	SPECIAL CONDITIONS.

1. Time in Which to Convert. To be effective, a conversion of Titan Preferred Stock on this form or a facsimile hereof must be properly completed, signed and submitted to the Payment and Exchange Agent, accompanied by the above-described Certificates representing shares of Titan Preferred Stock, at the address set forth above, prior to 5:00 P.M., New York City time, on the Redemption Date. Holders of Titan Preferred Stock whose Certificates are not immediately available may also convert such Titan Preferred Stock by completing this form or a facsimile thereof, having the Guarantee of Delivery box properly completed and duly executed (subject to the condition that the Certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Payment and Exchange Agent, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Titan, prior to 5:00 P.M., New York City time, on the third business day after the Redemption Date). Holders whose Letter of Transmittal and Election Form and Certificates (or proper guarantees of delivery of Certificates) are not so received will not be entitled to convert such Titan Preferred Stock into Titan Common Stock and will not be entitled to make an election of the form of merger consideration that they wish to receive upon completion of the Merger as to those shares. Holders that fail to properly convert their Titan Preferred Stock will have such shares redeemed by Titan pursuant to the terms of the Notice. Such Holders shall receive payment of the Redemption Price upon their delivery to the Payment and Exchange Agent of a properly completed and signed Letter of Transmittal and Election Form, accompanied by the above-described Certificates representing shares of Titan Preferred Stock or a proper guarantee of delivery thereof.

2. Time in Which to Make an Election of Merger Consideration as to Titan Common Stock Issuable upon Conversion. To be effective, an Election (as defined in Instruction B) on this form or a facsimile hereof must be properly completed, signed and submitted to the Payment and Exchange Agent, accompanied by the above-described Certificates representing shares of Titan Preferred Stock or a proper guarantee of delivery thereof, prior to 5:00 p.m., New York City time, on the Redemption Date. Holders converting shares of Titan Preferred Stock into Titan Common Stock that wish to make an Election of their desired form of merger consideration only need to surrender Certificates representing the shares of Titan Preferred Stock so converted along with a properly completed letter of transmittal and election form indicating such Holder’s Election. Such Holders will be issued certificates representing the shares of Titan Common Stock issuable upon conversion and such certificates will be held in the custody of the Payment and Exchange Agent until the Effective Time of the Merger, at which time the Payment and Exchange Agent will surrender them on behalf of the Holder. See Instruction C. Holders converting shares of Titan Preferred Stock into Titan Common Stock that do not make an Election will be issued certificates representing the shares of Titan Common Stock issuable upon conversion, which will be promptly delivered to them. Such Holders that do not make a valid Election by 5:00 p.m., New York City time, on the last business day before the Effective Time of the Merger, and do not otherwise perfect their appraisal rights as to such shares, will, upon the Effective Time, and following surrender of the certificates representing the shares of Titan Common Stock issuable upon conversion, receive a combination of cash and shares of Lockheed Martin Common Stock. Following the Effective Time of the Merger, Lockheed Martin will provide you with instructions on how to surrender your Titan Common Stock certificates, if you have not already done so.

3. Change or Revocation of Conversion or Election. A notice of conversion of Titan Preferred Stock is irrevocable. An Election may be changed or revoked by giving written notice to the Payment and Exchange Agent at EquiServe, Corporate Actions, Post Office Box 43025, Providence, RI 02940-3025. An election also may be revoked by withdrawing a Certificate or the bank or broker’s guarantee of delivery. Any Election of the form of merger consideration to be received in exchange for Titan Common Stock issued upon conversion shall become irrevocable after 5:00 p.m., New York City time, on the Redemption Date. Once a Titan Stockholder delivers a Letter of Transmittal and Election Form to the Payment and Exchange Agent indicating such Holder’s preferred form of merger consideration, such stockholder may not sell, transfer or otherwise dispose of his or her Titan Preferred Stock or any Titan Common Stock issuable upon conversion.

4. Nullification of Election. A conversion of Titan Preferred Stock into Titan Common Stock is not subject to the completion of the Merger, and such conversion shall be effected upon the Payment and Exchange Agent’s timely receipt of a Letter of Transmittal and Election Form that is properly completed and signed, accompanied by the above-described Certificates representing shares of Titan Preferred Stock or a proper guarantee of delivery thereof. Any Election of merger consideration made by this Letter of Transmittal and Election Form as to shares of Titan Common Stock issued upon conversion will be void and of no effect if the Merger is not consummated. In the event the Merger is not consummated, certificates representing shares of Titan Common Stock issuable upon any conversion of Titan Preferred Stock effected hereby shall be promptly issued and delivered to the record Holder of Titan Preferred Stock pursuant to instructions set forth herein.

B.	TYPES OF ELECTIONS FOR HOLDERS CONVERTING TITAN PREFERRED STOCK.

Subject to the provisions of Section 3.1 of the Merger Agreement, each Holder electing to convert Titan Preferred Stock may make one of the following elections regarding the type of merger consideration such Holder wishes to receive at the Effective Time of the Merger in exchange for such Holder’s Titan Common Stock issuable upon conversion: (1) a “cash election” of $22.00 in cash per share of Titan Common Stock, without interest; (2) a “stock election” for Lockheed Martin Common Stock based on an exchange rate determined as described below; or (3) a “combination election” whereby 50% of such Holder’s shares will be exchanged for cash and 50% of such Holder’s shares will be exchanged for Lockheed Martin Common Stock based on the exchange rate. The number of shares of Lockheed Martin Common Stock that you will receive for each share of Titan Common Stock will be based on an exchange rate determined by dividing $22.00 by the Average Lockheed Martin Price. The “Average Lockheed Martin Price” means the average of the daily mean of the high and low sales prices per share of Lockheed Martin Common Stock for the ten trading days ending on the third day prior to, but not including, the Effective Time of the Merger. For purposes of determining the exchange rate, Titan and Lockheed Martin have agreed to upper and lower limits on the Average Lockheed Martin Price of $58.00 and $46.00. As a result, even if the Average Lockheed Martin Price as so calculated exceeded $58.00, the parties would still use $58.00 in determining the exchange rate and the exchange rate would be fixed at 0.3793. Similarly, even if the Average Lockheed Martin Price as so calculated was less than $46.00, the parties would still use $46.00 in determining the exchange rate and the exchange rate would be fixed at 0.4783.

By properly completing the box marked “Type of Election,” each Holder may make an election (an “Election”) indicating the form of consideration that such Holder desires to receive upon the Effective Time of the Merger in exchange for all shares of Titan Common Stock issuable upon any conversion of Titan Preferred Stock. Holders making an effective conversion are not required to make an Election of the form of merger consideration they wish to receive at the Effective Time. Titan shall cause Holders effectively converting Preferred Stock who do not make an Election to promptly be issued certificates representing the shares of Titan Common Stock issuable upon conversion.

See Instruction E(5) for information concerning the right to make multiple Elections, and Instruction E(6) for information concerning the submission of multiple Election Forms.

C.	ELECTION AND PRORATION PROCEDURES.

A description of the Election and reallocation procedures is set forth in the Proxy Statement/Prospectus under “The Merger Agreement – Merger Consideration,” “The Merger – Election and Election Procedures” and “The Merger Allocation Procedures.” A full statement of the Election and reallocation procedures is contained in Article III of the Merger Agreement. All Elections are subject to compliance with the Election procedures and to the reallocation procedures set forth in the Merger Agreement. EACH TITAN STOCKHOLDER SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS.

D.	RECEIPT OF CHECKS AND STOCK CERTIFICATES.

Holders that do not convert Titan Preferred Stock into Titan Common Stock will, subsequent to the Redemption Date, receive payment of the Redemption Price, promptly following receipt by the Payment and Exchange Agent of such Holder’s properly completed and signed Letter of Transmittal and Election Form, accompanied by the above-described Certificates representing shares of Titan Preferred Stock or a proper guarantee of delivery thereof.

With respect to Holders that convert Titan Preferred Stock into Titan Common Stock who do not make an Election of the form of merger consideration that they wish to receive upon the Effective Time of the Merger, Titan shall cause to be issued certificates representing the shares of Titan Common Stock issuable upon conversion, and any cash in lieu of fractional shares of Titan Common Stock, promptly following receipt by the Payment and Exchange Agent of such Holder’s properly completed and signed Letter of Transmittal and Election Form, accompanied by the above-described Certificates representing shares of Titan Preferred Stock or a proper guarantee of delivery thereof.

Holders that convert Titan Preferred Stock into Titan Common Stock and make an Election of the form of merger consideration that they wish to receive upon the Effective Time of the Merger shall promptly receive cash payable in lieu of any fractional share of Titan Common Stock issuable upon conversion and shall receive bank checks and/or certificates representing shares of Lockheed Martin Common Stock as soon as practicable after the Effective Time following receipt by the Payment and Exchange Agent of Holder’s properly completed and signed Letter of Transmittal and Election Form, accompanied by the above-described Certificates representing shares of Titan Preferred Stock or a proper guarantee of delivery thereof. In no event shall any Holder surrendering a Certificate to convert shares of Titan Preferred Stock into Titan Common Stock and making an Election of the such Holder’s desired form of merger consideration be entitled to receive any interest on any cash to be received in the Merger.

E.	GENERAL.

1. Execution and Delivery. This Letter of Transmittal and Election Form must be properly completed, signed and submitted to the Payment and Exchange Agent and accompanied by the Certificates representing the shares of Titan Preferred Stock (or by appropriate guarantee of delivery of such Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered by the time set forth in such guarantee of delivery) and must be delivered by mailing, faxing or otherwise delivering to the Payment and Exchange Agent at the address set forth above.

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

2. Inadequate Space. If there is insufficient space for any material required by this Letter of Transmittal and Election Form, please attach a separate sheet.

3. Signatures. The signature (or signatures, in the case of Certificates owned by two or more joint Holders) on the Letter of Transmittal and Election Form should correspond exactly with the name(s) as written on the face of the Certificate(s) unless the shares of Titan Preferred Stock described on the Letter of Transmittal and Election Form have been assigned by the registered Holder(s), in which event the Letter of Transmittal and Election Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Certificates.

If the Letter of Transmittal and Election Form is signed by a person or persons other than the registered owners of the Certificates listed, the Certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the Certificates with signature(s) guaranteed by a firm that is a member of the New York Stock Exchange Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being referred to as an “Eligible Institution”).

If the Letter of Transmittal and Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal and Election Form.

Certificates may be surrendered by a firm acting as agent for the registered Holder(s) if such firm is a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

4. Multiple Elections Not Allowed. A Holder may make a single Election for all of the shares of Titan Common Stock issuable upon conversion of Holder’s Titan Preferred Stock; different Elections may not be made for different portions of such Holder’s shares except as described in E(5).

5. Allocation Among Related Accounts. If you and/or your affiliates hold shares of record in different names or accounts and proration is required, you and your affiliates may direct the allocation of cash and Lockheed Martin Common Stock among these accounts in the table in the Box marked “Allocation Among Related Accounts.” You may attach a photocopy of the table in the Allocation Among Related Accounts Box to the Letter of Transmittal and Election Form for each of the accounts you specify in the table. The information in the table on each of the Letter of Transmittal and Election Form for you and your affiliates must be the same and all listed affiliates must validly and timely submit to the Payment and Exchange Agent their Letter of Transmittal and Election Form or else the Payment and Exchange Agent will not be able to take your allocation preference into consideration. In the event the exact preferences you specify in the table cannot be accommodated, the Payment and Exchange Agent will attempt to allocate the merger consideration as closely as possible to your desired allocation.

6. Multiple Election Forms. Holders of record of shares of Titan Preferred Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Letter of Transmittal and Election Forms provided that such Representative certifies that each such Letter of Transmittal and Election Form covers all the shares of Titan Preferred Stock to be held by each such Representative for a particular beneficial owner.

7. Checks and New Certificates in Same Name. If checks representing the Redemption Price or cash in lieu of any fractional share of Titan Common Stock payable by Titan or cash payable by Lockheed Martin in the Merger are to be made payable to or the certificates for shares of Titan Common Stock issued upon conversion or Lockheed Martin Common Stock issued in the Merger are to be registered in exactly the same name that appears on the old Certificates representing shares of Titan Preferred Stock being submitted herewith, it will not be necessary to endorse the old Certificates or to pay for transfer taxes.

8. Checks and New Certificates in Different Name. If checks representing the Redemption Price or cash in lieu of any fractional share of Titan Common Stock payable by Titan or cash payable by Lockheed Martin in the Merger are to be made payable to and/or the certificates for shares of Titan Common Stock issued upon conversion or Lockheed Martin Common Stock issued in the Merger are to be registered in other than exactly the name that appears on the old Certificates representing shares of Titan Preferred Stock submitted herewith, the Certificates submitted must be properly endorsed, or accompanied by appropriate, signed stock powers, with the signature guaranteed by an Eligible Institution as described in E(3).

9. Special Delivery Instructions. If the checks representing the Redemption Price or cash in lieu of any fractional share of Titan Common Stock payable by Titan or cash payable by Lockheed Martin in the Merger are to be made payable to or the certificates for shares of Titan Common Stock issued upon conversion or Lockheed Martin Common Stock issued in the Merger are to be registered in the name of the registered Holder(s) of shares of Titan Preferred Stock, but are to be sent to someone other than the registered Holder(s) or to an address other than the address of the registered Holder, it will be necessary to indicate such person or address in the space provided.

10. Stock Transfer Taxes. Lockheed Martin will bear the liability for any state stock transfer taxes applicable to the delivery of checks and stock certificates representing Lockheed Martin common stock in connection with the Merger; provided, however, that if any such check or certificate is to be issued or paid in the name of a person other than the person in whose name the Certificate so surrendered in exchange therefor is registered, it shall be a condition of the payment and issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer and other taxes required by reason of the payment in the name of a person other than the registered Holder of the Certificate so surrendered, or shall establish to the satisfaction of the Payment and Exchange Agent and Lockheed Martin that such tax has been paid or is not applicable.

11. Lost or Destroyed Certificate(s). If any Titan Preferred Stock Certificate has been lost, stolen or destroyed, immediately notify Titan in writing at The Titan Corporation, 3033 Science Park Road, San Diego, California 92121, Attention: Corporate Secretary. Your letter should be forwarded along with your properly completed Letter of Transmittal and Election Form and any Certificates you may have in your possession. Once written notification of the loss is received by Titan, an affidavit of loss and indemnity agreement, along with instructions that include the cost of replacing the Certificate, will be sent to the Holder of the Titan Preferred Stock represented by the lost Certificate. The redemption, conversion or conversion and election options available to the Holder and discussed herein cannot be processed until any missing Certificate has been replaced. Titan and/or Lockheed Martin may require any person claiming a Certificate to have been lost, stolen or destroyed to provide indemnification to Titan and/or Lockheed Martin to protect it against possible loss prior to making any payment.

12. Dividends on the Shares of Lockheed Martin Common Stock. It is important that Holders of Titan Preferred Stock that receive certificates representing the shares of Titan Common Stock issuable upon conversion but do not perfect their appraisal rights surrender such certificates promptly because until so surrendered the Holders thereof will not be entitled to receive payment of dividends or other distributions which may be declared and payable on shares of Lockheed Martin Common Stock, to the extent holders of Lockheed Martin Common Stock are entitled thereto. Upon surrender, any such dividends or other distributions payable from the Effective Time on the shares of Lockheed Martin Common Stock, and any amounts payable in respect of fractional shares will be paid, without interest, to the recordholder(s) in whose name(s) the certificates representing the shares of Lockheed Martin Common Stock were issued, subject to the terms of the Merger Agreement and applicable law. Following the Effective Time of the Merger, Lockheed Martin will provide holders of Titan Common Stock that have not timely made a valid Election with instructions on how to surrender their Titan Common Stock certificates and receive payment of one merger consideration.

13. Substitute Form W-9. Under Federal income tax law, any person submitting this Letter of Transmittal and Election Form must provide to the Payment and Exchange Agent, Titan and Lockheed Martin his, her or its correct taxpayer identification number (“TIN”), and certify that such TIN is true, correct and complete, on Substitute Form W-9 in the W-9 Box. If such TIN is not provided, a penalty of $50.00 may be imposed by the IRS and payments made may be subject to 28% backup withholding. The TIN to be provided is that of the person submitting this Letter of Transmittal and Election Form. The TIN for an individual is his or her social security number.

Exempt persons (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. A foreign individual may qualify as an exempt person by submitting a Form W-8 BEN, signed under penalties of perjury, certifying such individual’s foreign status. Such form can be obtained from the Payment and Exchange Agent.

Part 2 of the W-9 Box may be checked if the person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If Part 2 of the W-9 Box is checked, such person must also complete the Awaiting TIN Box to avoid backup withholding. Notwithstanding that Part 2 of the W-9 Box is checked and the Awaiting TIN Box is completed, prior to the time a properly certified TIN is provided to the Payment and Exchange Agent, the Payment and Exchange Agent will withhold 28% of all payments made.

The signature and date endorsed on Substitute Form W-9 in the W-9 Box will serve to certify that the TIN and withholding information provided in this Letter of Transmittal and Election Form are true, correct and complete. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions included with this Letter of Transmittal and Election Form.

14. Miscellaneous. All questions with respect to this Letter of Transmittal and Election Form and the Elections (including, without limitations, questions relating to the timeliness or effectiveness of any conversion and/or Election and computations as to proration) will be determined by Titan, Lockheed Martin and the Payment and Exchange Agent, which determinations shall be conclusive and binding.

Additional copies of this Letter of Transmittal and Election Form may be obtained from the Payment and Exchange Agent (whose telephone number is (800) 251-4215).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. — Social Security Numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help you determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:		Give the Name and SSN of:	For this type of account:		Give the Name and EIN of:
1.	Individual	The individual	6.	A valid trust, estate or pension trust	Legal entity (4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate	The corporation or LLC

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8.	Association, club, religious, charitable, education, or other tax-exempt organization	The organization

4.	a. the usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership	The partnership

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	10.	A broker or registered nominee	The broker or nominee

5.	Sole proprietorship or Single-Owner LLC	The owner(3)	11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business, LLC name or “DBA” name. You may use either your SSN or EIN (if you have one). However, the IRS prefers that you show the SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:  If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF

TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don’t have a taxpayer identification number (“TIN”), obtain Form SS-5, Application for a Social Security Card at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1-800-829-3676 or by accessing the internet website of the Internal Revenue Service (“IRS”) at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any of its agencies or instrumentalities.

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under Section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an Employee Stock Option Plan (“ESOP”).

Payments of interest generally exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. However, backup withholding may apply to an interest payment by an individual of $600 or more if you do not provide a correct TIN.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050 and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TIN, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. NON-U.S. PAYEES WHO ARE NOT SUBJECT TO BACKUP WITHHOLDING SHOULD COMPLETE THE APPROPRIATE FORM W-8 AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.    Section 6109 requires you to provide your correct TIN to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and State agencies to enforce Federal nontax criminal laws and to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold at a rate equal to the fourth lowest income tax rate applicable to individuals (which is 28% for 2003 and 2004) on payments of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1)	FAILURE TO FURNISH TIN.—If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	CRIMINAL PENALTY FOR FALSIFYING INFORMATION.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	MISUSE OF TINs.—If the payer discloses or uses TINs in violation of federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.